Exhibit 99.1

XTRA-GOLD RESOURCES CORP.

NEWS RELEASE	January 8, 2009

Kibi Gold Trend Project Delivers More Encouraging Results

For Xtra-Gold Resources In Ghana

Xtra-Gold Resources Corp. (‘Xtra-Gold’ or ‘the Company’) – ‘XTGR’ (OTCBB – NASD) is pleased to announce further encouraging gold assay results from the remaining ten (10) holes of an initial 3,000 meter diamond drilling program carried out on its wholly-owned Kibi Gold Trend Project, located in the Kibi – Winneba greenstone belt (“Kibi Gold Belt”), in Ghana, West Africa. Highlights include granitoid –hosted gold mineralization intercepts of 4.83 grams per tonne (g/t) gold over 7 meters; 2.11 g/t gold over 25.4 meters, including 3.95 g/t over 9 meters; 2.24 g/t gold over 16 meters; and 2.78 g/t gold over 15 meters, including 5.06 g/t over 7 meters. These results for holes KBD08009 to KBD08018 build upon the previous drill results announced for the first six (6) holes of the 18 hole program in the Company’s Press Release dated December 10, 2008.

A trenching program completed in October 2008 on the Kibi Gold Trend Project also produced encouraging gold assay results in association with granitoid-hosted mineralization (See Table 2). The Kibi Gold Trend consists of an over 5.5 km long, NE – trending, anomalous gold-in-soil trend characterized by four (4) extensive higher grade zones ranging from approximately 800 meters by 75 – 300 meters to 1,000 meters by 100 – 500 meters in area. The present trenching focused primarily (1,000 meters) on testing the geochemical signature of the Zone 3 gold-in-soil anomaly at depth within the saprolite horizon, with more limited trenching conducted to further delineate mineralization discovered in earlier trenches on Zones 2 and 1. Highlights include channel sample intercepts of 4.93 g/t gold over 45 meters, including 10.12 g/t gold over 12 meters, from trench TAD019 in Zone 3, located approximately 700 meters southwest of the current Zone 2 drilling area; and 1.29 g/t gold over 42 meters, including 2.26 g/t gold over 13 meters, in trench TKB010 at the western extremity of Zone 2.

These drilling and trenching results are encouraging as they continue to establish the widespread occurrence of granitoid-hosted gold mineralization along the Kibi Gold Trend and confirm that the mineralization intersected on Zone 2 extends along strike and at depth. In addition results to date demonstrate that the granitoid – hosted gold mineralization occurrences present along the Kibi gold-in-soil trend offers potential for shallow oxide mineralization amenable to bulk mining and heap leaching, as well as large primary gold systems at depth.

Significant gold intersections for the last ten (10) holes of the drill program are presented in Table 1. Holes KBD08009 to KBD08015 are collared on the Zone 2 gold-in-soil anomaly and holes KBD08016 to KBD08018 on Zone 1. Technical details for all 18 holes were provided in the December 10, 2008 Press Release.

Table 1: Significant Drill Intercepts - Kibi Gold Trend Project (DDH #KBD08009 to #KBD08018)
Hole ID	From (meters)	To (meters)	[1] Core Length (meters)	Gold Grams Per Tonne	Comment [2]
KBD08009	No Significant Results

KBD08010	47.0	54.0	7.0	4.83	GRD
KBD08010	58.0	59.0	1.0	9.58

KBD08011	106.0	116.0	10.0	1.01
including	115.0	116.0	1.0	4.53

KBD08012	46.6	72.0	25.4	2.11	GRD, VG
Including	63.0	72.0	9.0	3.95
(including)	63.0	64.0	1.0	13.60

KBD08013	72.0	87.0	15.0	0.87	GRD
KBD08013	96.0	129.0	33.0	1.28	GRD
Including	98.3	105.0	6.7	2.40
Including	122.0	128.0	6.0	2.70

KBD08014	115.0	131.0	16.0	2.24	GRD
Including	116.0	126.0	10.0	3.23	VG

KBD08015	20.0	35.0	15.0	2.78	GRD
Including	27.0	34.0	7.0	5.06
(including)	32.0	33.0	1.0	9.48
KBD08015	42.0	45.0	3.0	2.37	GRD
KBD08015	63.0	64.0	1.0	16.40	GRD

KBD08016	No Significant Results

KBD08017	82.5	96.0	13.5	1.43
KBD08017	115.0	121.0	6.0	1.04
KBD08017	135.0	143.0	8.0	1.02

KBD08018	No Significant Results
[1] Reported intercepts are core – lengths; true width of mineralization is unknown at this time
2 GRD - Granitoid hosted / associated; VG - Visible gold noted

The first 15 holes of the program targeted gold mineralization discovered in four (4) trenches, TKB005, TKB004, TKB006, and TKB009 – 010, spread out over an approximately 975 meter E – W distance on the Zone 2 gold-in-soil anomaly. Thirteen (13) out of the 15 holes on Zone 2 yielded significant gold intercepts, including 10 holes intersecting significant granitoid – hosted gold mineralization over 7 meter to 45 meter core lengths (Table 1).

Mineralized material consists of altered quartz diorite and tonalite exhibiting quartz – iron carbonate veining, and disseminated sulphides. Mineralization discovered to date by trenching and/or drilling on Zone 2 and Zone 3 appears to be hosted by swarms of granitoid bodies, ranging from 5.5 meters to 79 meters in core length, interpreted to be emplaced along splay structures off an inferred NE – trending regional structure.

Limited drilling to date traced the granitoid – hosted gold mineralization over a 200 meter strike length and to a vertical depth of 100 meters at the Trench TKB004 Zone, including gold intercepts of: 2.11 g/t gold over 25.4 meters; 0.87 g/t gold over 15 meters and 1.28 g/t gold over 33 meters; 2.24 g/t gold over 16 meters; and 2.78 g/t gold over 15 meters in holes KBD08012, 013, 014, and 015, respectively. Similarly mineralization at the Trench TKB005 Zone was traced over an approximately 135 meter strike length and to a vertical depth of 76 meters in holes KBD08003 & 004 and KBD08010 & 011. Including significant intercepts of 8.49 g/t gold over 12 meters and 4.83 g/t gold over 7 meters in holes KBD08004 (Previously Released) and KBD08010, respectively.

Limited Zone 1 scout drilling (3 holes) intersected a typical “Ashanti” style shear zone setting developed proximal to a metavolcanic – metasediment contact with a spatially associated granitoid body. Hole KBD08017 yielded intermittent, exploration significant, anomalous gold values over a 60 meter core length. Including encouraging intercepts of 1.43 g/t gold over 13.5 meters, 1.04 g/t gold over 6 meters, and 1.02 g/t gold over 8 meters. In addition trench TKB012 excavated on a gold-in-soil anomaly located approximately 100 meters west of hole KBD08017 returned a channel sample intercept of 2.51 g/t gold over a 4 meter trench length.

A manual trenching program encompassing 14 trenches totaling approximately 1,000 linear meters (TAD008 – TAD021) was recently completed on Zone 3 of the Kibi gold-in-soil trend, located approximately 700 meters southwest of the current Zone 2 drilling area. To date saprolitic occurrences of altered granitoid exhibiting quartz – iron carbonate veining and oxidized sulphide sites have been encountered in six (6) trenches on Zone 3.

The present trenching yielded two (2) significant granitoid – hosted gold mineralization intercepts: 4.93 g/t gold over 45 meters, including 10.12 g/t gold over 12 meters; and 1.60 g/t gold over 18 meters, including 9.89 g/t gold over 2 meters, in trenches TAD019 and TAD016, respectively. In addition reconnaissance trenching of the Zone 3 gold-in-soil anomaly in 2006 yielded an intercept of 1.09 g/t gold over a 10 meter trench length in trench TAD001 – TAD004. The remaining three (3) mineralized granitoid occurrences yielded lower grade but exploration significant, anomalous gold values. Zone 3 trench intercepts, as well as significant gold intercepts from recent trenching on Zones 2 and 1, are presented in Table 2 below.

Extensive, strongly indurated, lateritic clays and gravels prevented the proper testing of some gold-in-soil anomalies due to the fact that the saprolite horizon was not reachable at many localities in the hand dug trenches. Mechanized trenching and/or RAB drilling is planned to further test the geochemical signature of the Zone 3 gold-in-soil anomaly at depth within the saprolite horizon.

The granitoid – hosted gold mineralization identified on the Kibi Gold Trend project is considered especially interesting given the values defined at this early stage and the extent of the untested targets. It is apparent that additional trenching and a major follow-up drill program is justified on these, and other targets along the extensive Kibi gold-in-soil trend.

Table 2: Significant Trench Intersections - Kibi Gold Trend (Gold-In-Soil Zones 3, 2, & 1)
Trench ID	From (meters)	To (meters)	[1] Trench Length (meters)	Gold Grams Per Tonne	Comment [2]	Zone #
TAD001 -004 [3]	N/A	N/A	10.00	1.09	GRD	Zone 3
including			1.00	4.95
TAD016	23.00	41.00	18.00	1.60	GRD	Zone 3
including	33.00	35.00	2.00	9.89
TAD019	16.00	61.00	45.00	4.93	GRD	Zone 3
including	16.00	46.00	30.00	6.23
including	34.00	46.00	12.00	10.12
including	42.00	44.00	2.00	17.00
TKB010	0.00	42.00	42.00	1.29	GRD	Zone 2
including	15.00	28.00	13.00	2.26
TKB011	12.00	27.00	15.00	1.26	GRD	Zone 2
including	19.00	25.00	6.00	2.41
TKB012	1.00	5.00	4.00	2.51		Zone 1
[1] Reported intercepts are trench – lengths; true width of mineralization is unknown at this time
2 GRD - Granitoid hosted / associated mineralization
[3] 2006 Trenching

Quality Control

Reported intersections represent core – lengths; true width of mineralization is unknown at this time. Individual sample results were length weighted to yield average composite interval grades as reported. Intersections are constrained with a 0.25 g/t gold minimum cut-off grade at the top and bottom of the intercept, with no upper cut-off grade applied, and a maximum of five (5) consecutive meters of internal dilution (less than 0.25 g/t gold). All internal intervals yielding above 10 g/t gold are indicated within the intersection. Intersections of less than 5 g/t gold x meter – grade thickness are not reported.

The Company has implemented a quality – control program to ensure best practice in the sampling and analysis of the drill core and trench channel samples. Drill core is HQ diameter in upper oxidized material (regolith) and NQ diameter in the lower fresh rock portion of the hole. Drill core is saw cut and half the core is sampled in standard intervals. The remaining half of core is stored in a secure location. Trench samples consists of continuous, horizontal channels collected from a canal excavated along the bottom sidewall of the trench (~ 0.10 meter above floor). All samples are transported in security – sealed bags to the ALS Chemex Laboratory in Kumasi, Ghana. Samples are analyzed by industry standard 50 gram fire assay fusion with atomic absorption spectroscopy (AAS) finish; with gravimetric finish on samples exceeding 10 g/t gold. The Company inserts a certified reference standard, analytical blank, and field duplicate sample in every batch of 20 drill core samples and every batch of 40 trench channel samples. Validation parameters are established in the database to ensure quality control.

Xtra-Gold’s Vice President, Exploration, Yves Clement, P.Geo, is the Qualified Person for the Kibi Gold Trend project, as defined in National Instrument 43-101 developed by the Canadian Securities Administrators, and has prepared or supervised the presentation of the technical data mentioned in this news release. Mr. Clement is a member in good standing of the Association of Professional Geoscientist of Ontario (APGO).

About Xtra-Gold

Xtra-Gold Resources Corp. is a gold exploration company with a dominant land position in the highly prospective and under explored Kibi – Winneba greenstone belt (“Kibi Gold Belt”) located in Ghana, West Africa. The Kibi Gold Belt exhibits many similar features to Ghana’s main gold belt, the Ashanti Belt. Approximately 116 million ounces of gold have been discovered to date in this neighboring, geologically analogous Birimian greenstone belt (based on publicly available information).

For further information, please visit our website at www.xtragold.com. If you have any questions, please contact James Longshore, President, at 416-579-2274.